Exhibit 99.1

[logo] [logo] ANALYST DAY October 2020

Confidentiality, Proprietary Information, and Forward Looking Statements This presentation contains proprietary and confidential information of QuantumScape Corporation, and the entire content should be considered “Confidential Information.” This presentation is made solely for informational purposes, and no representation or warranty, express or implied, is made by QuantumScape or any of its representatives as to the information contained in these materials or disclosed during any related presentations or discussions. Any securities shall be offered only to accredited investors in a private placement pursuant to Regulation D under the Securities Act of 1933 or another available exemption, and this presentation is intended solely for the purposes of familiarizing such investors with the company. This presentation is not an offer to sell nor does it seek an offer to buy securities in any jurisdiction where the offer or sale is not permitted. To the extent the terms of any potential transaction are included in this presentation, those terms are included for discussion purposes only. This presentation contains forward-looking statements and information based on management’s current expectations as of the date of this presentation. All statements other than statements of historical fact contained in this presentation, including statements regarding QuantumScape’s future operating results, financial position, business strategy, addressable market, anticipated benefits of its technologies, projected factory economics, pro forma information, and plans and objectives for future operations and products are forward-looking statements. The words “may,” “will,” “estimate,” “pro forma,” “expect,” “plan,” “believe,” “potential,” “predict,” “target,” “should,” “would,” “could,” “continue,” “believe,” “project,” “intend” or similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. QuantumScape may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties, including risks and uncertainties related to the company’s ability to execute on its business strategy, attract and retain customers, ramp commercial production, develop new products, enhance existing products, compete effectively, and manage growth and costs; and the duration and global impact of COVID-19. QuantumScape is not under any obligation, and expressly disclaims any duty, to update any statement made in this presentation, whether as a result of new information, new developments or otherwise, except to the extent that disclosure may be required by law. The company has not independently verified the statistical and other industry data generated by independent parties and contained in this presentation and accordingly cannot guarantee their accuracy or completeness. This presentation contains non-GAAP financial measures and key metrics relating to the company's projected future performance. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measures on a forward-looking basis is not available because the various reconciling items are difficult to predict and subject to constant change. Confidentiality, Proprietary Information, and Forward Looking Statements

# Transaction Overview

## Overview

- Founded in 2010, QuantumScape Corporation has developed the only lithium-metal solid-state battery with automotive OEM validation
- Kensington Capital Acquisition Corporation (NYSE: KCAC.U) is an automotive-related special purpose acquisition company with $230mm cash held in trust
- QuantumScape and Kensington are combining to advance and accelerate the commercialization of QuantumScape's battery technology

## Capital Structure

- QuantumScape shareholders are rolling 100% of their equity
- Transaction proceeds are being retained in the business
- Pro forma for the transaction (assuming no redemptions)
  - QuantumScape will have ~$1.15bn of cash to fund commercialization plans ($230mm KCAC cash held in trust, $500mm in PIPE proceeds, and $471mm QuantumScape cash[1])
  - No additional equity capital need expected prior to production launch

## Valuation

- EV of $3.3bn which is ~1.0x of 2027E sales
- Represents attractive entry multiples relative to peer group metrics

**Kensington has identified QuantumScape as a unique and compelling investment opportunity that is developing leading solid-state battery technology to accelerate the shift to electric vehicles**

QuantumScape

(1) QuantumScape cash and cash equivalents as of June 30, 2020 pro forma for $388mm Series F financing; $188mm anticipated to fund concurrent with PIPE; $100mm of Volkswagen's investment anticipated to fund on December 1, 2020 and $100mm is subject to technical milestones, net of fees.

3

QuantumScape has the only lithium-metal solid-state battery with automotive OEM validation QuantumScape: Redefining Batteries Once in a century shift to electrified vehicles Solid-state batteries are the key to making this shift

# Visionary Management Team

## Select Management Team Members



**JAGDEEP SINGH**
Founder / CEO
(Chairman)

- Founder / CEO Infinera (NASDAQ: INFN); Lightera, now Ciena (NASDAQ: CIEN); OnFiber, now Qwest; AirSoft
- MS Computer Science, Stanford

Infinera ciena



**PROF. FRITZ PRINZ**
Founder & Chief Scientific Advisor (Board Member)

- Chair, Mechanical Engineering, Stanford
- Professor, Materials Science, Stanford
- PhD, Physics, University of Vienna

Stanford University · University of Vienna



**DR. TIM HOLME**
Founder & Chief Technology Officer

- Research Associate, Stanford
- Ph.D. & MS Mechanical Engineering, Stanford
- BS Physics, Stanford

Stanford University



**DR. MOHIT SINGH**
Chief Development Officer

- CTO and co-founder, SEEO
- Solid-state energy storage world expert
- Ph.D. Chem & Biomol Eng, Tulane
- Postdoc, Polymers, Berkeley

Berkeley · SEEO



**KEVIN HETTRICH**
Chief Financial Officer

- Bain Capital
- McKinsey & Company
- US Department of Energy
- MBA & MS, Stanford

BainCapital · McKinsey & Company



**HOWARD LUKENS**
Chief Sales Officer

- VP WW Sales, Infinera (NASDAQ: INFN)
- VP Strategic Sales, Ciena, (NASDAQ: CIEN)
- VP WW Sales, Lightera

Infinera ciena



**JAY UNDERWOOD**
Vice President, Sales

- Sales Director, Northern Europe, Infinera
- Product Planning, Infinera
- MS Technology

Infinera



**MIKE MCCARTHY**
Chief Legal Officer & Head of Corp. Dev.

- CLO & CAO, Infinera (NASDAQ: INFN)
- SVP & General Counsel, Ciena (NASDAQ: CIEN)
- J.D. Vanderbilt

Infinera ciena

QuantumScape
5

$802 Million of Total Funding Commitments¹ Backed by Leading Investors SELECT BOARD MEMBERS AND INVESTORS JOHN DOERR JB STRAUBEL VINOD KHOSLA JÜRGEN LEOHOLD DIPENDER SALUJA BRAD BUSS FRANK BLOME Bill Gates Management and board with extensive public company experience and operating capabilities in the automotive and automotive-related sector Relevant automotive experience to optimize program launches and capital deployment while facilitating commercial relationships Track record of creating significant shareholder value in automotive businesses (1) Pro forma for $388mm Series F financing; $188mm anticipated to fund concurrent with PIPE; $100mm of Volkswagen's investment anticipated to fund on December 1, 2020 and $100mm is subject to technical milestones. Note: Volkswagen will receive an additional board seat when the first tranche of its Series F investment closes. Kensington board member will be added after the transaction closes. KENSINGTON CAPITAL ACQUISITION CORP EXISTING INVESTORS

By the Numbers $802mm of Committed Capital¹ Over $300mm spent on development to date 10 Years of R&D Investment Founded in 2010 200+ Employees World Class Next-gen Battery Development Team 200+ Patents² Materials, Use and Process Extensive Trade Secrets Processes and Intellectual Property Pro forma for $388mm Series F financing; $188mm anticipated to fund concurrent with PIPE; $100mm of Volkswagen's investment anticipated to fund on December 1, 2020 and $100mm is subject to technical milestones. Includes patents and patent applications.

Lead Acid 1970s 1980s 1990s-Today Nickel Metal Hydride Lithium-Ion Lithium-Metal QuantumScape Source: Cano et al (2018). Nature Energy, 3(4), 279–289; Ovshinsky Science 260 (1993) 176; Ding et al, Electrochem. Energ. Rev. 2, 1–28 (2019); Management analysis Lithium-Metal: The Next Generation of Battery

# Massive Untapped Demand If Batteries Meet Mass Market Requirements

90M+ vehicles produced annually represents in excess of $450B of potential battery sales annually[1]



2% PHEV + BEV Penetration[2]

**Customer Requirements For Mass Market Adoption**

**Energy / Capacity**
> 300 mile range

**Fast Charging**
Charge in < 15 minutes

**Cost**
< $30K, 300 mile EVs

**Battery Lifetime**
> 12 years, > 150,000 miles

**Safety**
Solid, non-oxidizable separator

Source: International Organization of Motor Vehicle Manufacturers (OICA); IEA
(1) Based on 2019 global vehicle production; includes passenger vehicles, heavy trucks, buses and coaches (OICA). Battery opportunity assumes $100 / KWh and 50KWh+ battery pack.
(2) % of Global Car Stock in 2019 (IEA).

9

# Conventional Lithium-Ion Cell Energy Density Has Hit a Ceiling

Need for Disruptive Innovation to Dramatically Advance Energy Density



Density Requirement: Mass: 400-500 Wh/kg (Volume: 1000 Wh/L)
Gap
Cell Energy Density (Wh/kg)
550
500
450
400
350
300
250
200
150
100
50
0
1990
1995
2000
2005
2010
2015
2020
NCA
18650[1]
NCA
21700[1]

QuantumScape

Source: Placke et al. J. Solid State Electrochem., 21(7), 1939–1964; Quinn et al, Journal of The Electrochemical Society, 165 (14) A3284-A3291 (2018); Management analysis

(1) Highest energy density in mass market EVs today.

10

Conventional Lithium-Ion Batteries Have Reached Their Physical Limit Performance Limited by Graphite (Carbon) / Silicon Anode Chemistry Cathode current collector Anode current collector Graphite / Silicon Anode Liquid electrolyte Liquid electrolyte Porous separator Wound cylindrical cell (e.g. 21700) Cathode active material

Source: Andre et al, J Mater Chem A, (2015) 6709 Cathode Material Lithium-Metal Anode Graphite / Silicon Anode Graphite Anode Energy density of conventional anode limited Lithium-metal anode necessary to achieve high energy density Lithium-metal cannot be used without a solid-state separator Conventional Lithium-Ion Batteries Lithium-Metal Anode Required Lithium-Metal Anode is Required for High Energy Density The Industry Needs a Fundamental Redesign of Battery Technology Lithium-Metal Batteries

# QuantumScape Has The Solution

Rethinking the Battery

## Conventional Liquid Battery


Anode Current Collector
Graphite / Silicon Anode
Liquid Electrolyte
Porous Separator
Cathode Active
Liquid Electrolyte
Cathode Current Collector

## QuantumScape Solid-State Battery

**Discharged**
(as manufactured)


1
2
Anode Current Collector
Lithium-Metal
Solid-State Separator
Cathode Active
Catholyte
Cathode Current Collector

**Charged**


3

1 **Anode-less Manufacturing**
Anode-less cell design with lithium plated during charge cycles

2 **Solid-State Separator**
Ceramic electrolyte with high dendritic resistance

3 **Lithium-Metal Anode**
Only stable implementation of a lithium-metal anode

QuantumScape
13

# The Only Battery That Enables Mass Market Transformation

| QuantumScape's Value Proposition | |
|---|---|
| **Energy / Capacity:** Significantly increases volumetric and gravimetric energy density<br>• Eliminates graphite/silicon anode host material | ✓ |
| **Fast Charging:** Enables <15 minute fast charge (0 → 80%)<br>• Eliminates lithium diffusion bottleneck in anode host material | ✓ |
| **Cost:** Lower cost<br>• Eliminates anode host material and manufacturing costs | ✓ |
| **Battery Lifetime:** Increased life<br>• No capacity loss at anode interface | ✓ |
| **Intrinsically Safer:** Eliminates organic separator<br>• Solid-state separator is nonflammable and noncombustible | ✓ |

QuantumScape

14

QuantumScape Technology is Lower Cost Elimination of  anode material  Reduction in manufacturing costs No anode manufacturing Formation / aging substantially reduced Excludes system level benefits from lower weight / volume QuantumScape benefits from industry wide cost declines on standard components (e.g. Cathode)Anode material cost Anode manufacturing cost Formation & aging related manufacturing costs 17% Source: P3 Consulting and Management analysis

Significant Technology Advantage Protected by ~200 Patents¹ and ~100 Trade Secrets CERAMIC SOLID-STATE SEPARATOR SINGLE LAYER POUCH CELL (1) Includes patents and patent applications.

Revolutionary Technology Removes the Tradeoffs Today’s Lithium-Ion % Improvement System Volume 350 L (260 Wh/L) 350 L (470 Wh/L) 81% (Energy Density) System Energy 90 kWh 164 kWh 82% Range 400 km (250 Miles) 730 km (450 Miles) 82% Charge 22.5-min Fast Charge (5% à 80%) 15-min Fast Charge (0% à 80%) 33%+ Power 420kW 650kW 55% Safety Organic Electrolyte Solid, Non-oxidizable Electrolyte Luxury Performance Vehicle: Constant Mass Comparison Today’s Lithium-Ion % Improvement System Volume 160 L (220 Wh/L) 160 L (414 Wh/L) 88% (Energy Density) System Energy 35 kWh 66 kWh 88% Range 200 km (123 Miles) 375 km (233 Miles) 88% Charge 60-min Fast Charge (10% à 80%) 15-min Fast Charge (0% à 80%) 75%+ Power 100kW 150kW 50% Safety Organic Electrolyte Solid, Non-oxidizable Electrolyte Mass Market Sedan: Constant Volume Comparison Source: Automotive OEM disclosure and commentary; Management estimates and analysis. Figures in table rounded.

“Volkswagen has already tested QuantumScape early-stage solid-state battery sample cells in Germany running at automotive rates of power.” –Volkswagen Group Press Release

# Volkswagen Committed to QuantumScape Technology

## Volkswagen Group Overview

VOLKSWAGEN AKTIENGESELLSCHAFT

- ~11 million vehicles produced in FY2019
- ~$38 billion investment in electric mobility by 2024
- Plans to launch ~70 electric vehicle models and produce 22 million electric vehicles by 2029

Select Brands

## Volkswagen Partners with QuantumScape

1. Corporate funding commitment of $300+ million
2. Strong relationship since 2012, including development collaboration, testing of prototype cells and representation on the QS board of directors
3. Founded a JV to prepare for the mass production of solid-state batteries for Volkswagen

"Volkswagen has become the largest shareholder of QuantumScape. Our US$100 million investment is a key building block in the Group's battery strategy. One of the long-term targets is to establish a production line for solid-state batteries by 2025."

- Herbert Diess, Volkswagen AG CEO

"The Volkswagen Group has established a joint venture with QuantumScape, a manufacturer of solid-state batteries. The shared goal of the companies is large-scale production..."

- Oliver Blume, Porsche CEO

"In June 2020, the Volkswagen Group also announced plans to increase its shareholding in the US battery specialist QuantumScape. The objective is to promote the joint development of solid-state battery technology. In the future, solid-state batteries should result in a significantly increased range and faster charge times. They are regarded as the most promising approach to electric mobility for generations to come. Volkswagen has already been collaborating with QuantumScape since 2012 and is the largest automotive shareholder thus far. Both founded a joint venture in 2018, the aim of which is to prepare the mass production of solid-state batteries for Volkswagen."

- Volkswagen Group Half-Yearly Financial Report, July 2020

QuantumScape

Source: Volkswagen AG Half-Yearly Financial Report published July-2020, 2019 Annual Report published Mar-2020, press releases published Mar-2019, Nov-2019 and Jun-2020, Half-year press conference published Aug-2018; Porsche Annual Press Conference published Mar-2019). Page 18 based on Volkswagen AG press release published Sep-2018.

19

QuantumScape is a Step-Function Ahead of Conventional Cells NMC2 NCA3 LFP1 Commercialized Chemistries NCA or Ni-rich NMC + Silicon / Carbon Anode Energy-optimized Cell Designs Source: Argonne National Laboratory; Management estimates 1 Lithium, iron, and phosphate 2 Nickel, manganese, and cobalt 3 Nickel, cobalt, and aluminum

Established Manufacturing Processes and Supply Chains Unique processes use equipment that is already used at scale in battery or ceramics industries Equipment designed and manufactured by world’s leading vendors Materials have robust and well-established supply chains served by diversified chemical, mining and materials firms Separator materials are widely used in other industries

QuantumScape Company Timeline and Key Milestones In 10 years, QuantumScape Executed on Key Technological and Operational Breakthroughs 2010/2011 QuantumScape founded and spun out of Stanford by Jagdeep Singh, Professor Fritz Prinz and Dr. Tim Holme 2013 Separator materials exploration in rapid 12 hour design/build/test cycle 2019 World-first validation of Li-free full cell cycling reliably with lithium-metal at automotive rates 2020 VW announces Series F investment Commercial size SLP1 demonstration 2012 Volkswagen (VW) partnership begins 2015 QuantumScape selects the separator material 2017 Develops scalable separator production process 2014 Establishes 80K ft2 facility with state-of-the-art analytical tools and dryrooms in San Jose, California 2016 World-first demonstration of solid-state separator capability to meet automotive requirements 2018 JV forms with VW, confirms Series E investment Develops Li-free anode design World-first validation of full cell cycling reliably with lithium-metal at automotive rates Patents No. of Employees 35 28 54 131 200+ 200+ 95 108 Note: Patent and Employee metrics as of December 31 2012, 2014, 2016, 2018, and present. Patents metric includes granted and pending applications. 1 Single layer pouch 139 148

Validated Technology: Next Steps Scaling The Product Increasing Separator Yield Multi-Layer Cell High-Volume Battery Manufacturing

QuantumScape: Driving Environmental Sustainability Climate Change Responsible Production Energy Efficiency Reducing global CO2 emissions Designed around abundant resources Enables clean energy sources Key ESG Themes

# QuantumScape Unlocks Massive Global Opportunity

90M+ vehicles produced annually represents in excess of $450B of potential battery sales annually[1]



QuantumScape

Source: International Organization of Motor Vehicle Manufacturers (OICA); IEA

(1) Based on 2019 global vehicle production; includes passenger vehicles, heavy trucks, buses and coaches (OICA). Battery opportunity assumes $100 / KWh and 50KWh+ battery pack

25

# Manufacturing Scale-Up Timeline


2021
2022
2023
2024
2025
2026
Product
1GWh Factory
20GWh Expansion
Development / Validation
OEM Sample Testing
Planning / Engineering
Site Selection / Design / Construction
Equipment Install
Production Validation & SOP
Planning / Engineering
Site Selection / Design / Construction
Equipment Install
Production Validation & SOP

QuantumScape

26

# QuantumScape Factory Economics (QS-1, 20GWh)

($ in Billions)



SOP
$ 1.6
$ 1.5
$ 1.5
$ 1.4
$ 1.4
$ 1.4
$ 1.3
$ 1.3
$ 1.3
$ 0.4
$(0.0)
$(0.1)
$(0.2)
$(0.2)
$(0.1)
$(0.2)
$(0.6)
$(0.6)
$(0.2)
-4
-3
-2
-1
0
1
2
3
4
5
6
7
8
9
Period
Revenue
Capex + Startup costs (post debt financing)
Debt financing

- Capex + Start-up Costs[1]: $1.6B
  - ~70% Cell Factory
  - ~30% Separator Factory
- Equity Need[2]: ~$500M

Note: Assumes 5% annual price and cost declines. Chart reflects 100% of factory financials.

(1) Includes costs for planning, FAT / SAT, and start-up; excludes maintenance capex and interest expense.

(2) Assumes debt financing for the remainder; debt financing net of amortization.

QuantumScape

27

# Summary Financials

| $ in millions | 2022E | 2023E | 2024E | 2025E | 2026E | 2027E | 2028E |
|---|---|---|---|---|---|---|---|
| **Manufacturing capacity** | | | | | | | |
| **Total Production Capacity (GWh)** | **0** | **0** | **0.25** | **0.75** | **6** | **46** | **91** |
| QS-1 Pilot (1 GWh) | 0 | 0 | 0.25 | 0.75 | 1 | 1 | 1 |
| QS-1 Expansion (20 GWh) | 0 | 0 | 0 | 0 | 5 | 15 | 20 |
| QS-2 | 0 | 0 | 0 | 0 | 0 | 30 | 70 |
| **Income Statement** | | | | | | | |
| **Revenue** | - | - | $ 14 | $ 39 | $ 275 | $ 3,210 | $ 6,439 |
| *% Growth* | | | *NM* | *181%* | *614%* | *1066%* | *101%* |
| **Gross margin** | - | - | $ 0 | $ 2 | $ 73 | $ 1,006 | $ 1,914 |
| *% Margin* | | | *1%* | *5%* | *26%* | *31%* | *30%* |
| **EBITDA** | $ (102) | $ (114) | $ (130) | $ (120) | $ (59) | $ 808 | $ 1,622 |
| *% Margin* | | | *NM* | *NM* | *NM* | *25%* | *25%* |
| **FCF (after project financing)** | $ (137) | $ (169) | $ (222) | $ (691) | $ (1,346) | $ (533) | $ 563 |
| **No Capacity After QS-1 Expansion (20GWh):** | | | | | | | |
| **FCF (after project financing)** | $ (137) | $ (169) | $ (222) | $ (312) | $ (289) | $ (17) | $ 69 |

2H2020E - 2021E FCF: $(184)mm

Represents ~910k vehicles annually (assumes 100KWh pack)

## Commentary

- Fully funded business to start of production
- High margins reflect QuantumScape's unique technology and structural cost advantage due to anode-less manufacturing
- Assumes offtake agreements with IG partners supporting meaningful debt financing
- Assume no capacity growth past 2028
- Assumes 50% ownership of cell factory and 100% ownership of separator factory for QS-1; 100% ownership for QS-2

QuantumScape

Note: Non-GAAP financial metrics. Figures represent 50% of revenue and 50% of costs for QS-1 cell factory; Revenue includes margin for sale of separator to QS-1 cell factory. Adjusted EBITDA is defined as earnings before interest expense, interest income and other income, taxes, depreciation, amortization, and stock-based compensation. FCF is defined as cash provided by operating activities less purchases of property and equipment net of asset / project financing.

28

# Transaction Overview

(in millions, except per share data)

| Sources | |
|---|---|
| KCAC Shares | $3,688 |
| KCAC Cash Held in Trust | 230 |
| QuantumScape Cash[1] | 471 |
| PIPE Investment | 500 |
| **Total Sources** | **$4,889** |

| Uses | |
|---|---|
| Pro Forma Cash[1] | $1,155 |
| Equity Consideration to QS Existing Investors | 3,688 |
| Estimated Transaction Expenses | 46 |
| **Total Uses** | **$4,889** |

| Pro Forma Valuation | |
|---|---|
| Share Price | $10.00 |
| PF Shares Outstanding | 447.6 |
| **Equity Value** | **$4,476** |
| (+) Debt | 0 |
| (-) Pro Forma Cash[1] | (1,155) |
| **Enterprise Value** | **$3,321** |

## Illustrative Pro Forma Ownership[2]



KCAC Public Shares, 23.0m, 5.1%
KCAC Sponsor Shares, 5.8m, 1.3%
PIPE Investor Shares, 50.0m, 11.2%
Existing QS Rollover Equity, 368.8m, 82.4%

Note: Assumes no redemptions from Kensington's existing public shareholders. Assumes PIPE shares are issued at a price of $10.00. Excludes the impact of Kensington's warrants (public or private)

(1) QuantumScape cash and cash equivalents as of June 30, 2020 pro forma for $388mm Series F financing: $188mm anticipated to fund concurrent with PIPE; $100mm of Volkswagen's investment anticipated to fund on December 1, 2020 and $100mm is subject to technical milestones, net of fees.

(2) Chart reflects economic ownership. Pro forma company will retain QuantumScape's dual-class share structure with class A shares (1 vote per share) and Class B shares (10 votes per share), which are owned by founders, early investors, and employees. All other equity issued through the merger, as well as the PIPE, and Series F transactions will be Class A shares. Class B shares will represent more than 85% of the pro forma voting interest.

QuantumScape

29

Public Peers Benchmarking Source: Company information and FactSet as of August 31, 2020 Note: Metrics reflect non-GAAP financial measures Revenue Growth (%) Enterprise Value ($bn) Gross Margin (%) EBITDA Margin (%) EV / EBITDA (x) Operational Benchmarking Valuation Benchmarking Median: 37% Median: 22% Median: 58.3x Median: 18% EV / Revenue (x) Median: 6.9x $565.1bn $68.7bn

# QuantumScape Has Significant Upside Potential

## Summary of Approach

- Applies a range of 5.0x – 9.0x EV / Revenue multiple to QuantumScape's 2028E revenue to arrive at an Implied Future Enterprise Value range. Future Enterprise Value range is discounted 7 years to arrive at an Implied Discounted Enterprise Value range
- The applied range of multiples is centered around +/- 2x forward EV / Revenue median of QuantumScape's peer group



Future Enterprise Value
Discounted Enterprise Value
Post- Money Enterprise Value
($mm)
$57,950
$45,072
$32,195
$16,173
$12,579
$8,985
$3,321
5.0x - 9.0x 2028E Revenue
Discounted 7 years back at 20%
Post- Money Enterprise Value

QuantumScape

Note: QuantumScape anticipates it will require additional debt, equity, or partner funding / prepayments through 2028; Company financials reflect non-GAAP financial measures

31

Overview of Kensington Capital Acquisition Corp. Kensington Overview NYSE-listed (KCAC.U) Special Purpose Acquisition Company (“SPAC”) with $230 million in trust for the purpose of combining with an automotive technology company Management and board with extensive public company experience and operating capabilities in the automotive and automotive-related sector Relevant automotive experience to optimize program launches and capital deployment while facilitating commercial relationships Track record of creating significant shareholder value in automotive businesses Board Members Tom LaSorda Former Chief Executive Officer of Chrysler Anders Pettersson Former Chief Executive Officer of Thule Group Mitch Quain Investor and Board Member of Multiple Public Companies Don Runkle Former Chairman and CEO of Multiple Automotive Businesses Matt Simoncini Former Chief Executive Officer of Lear Corporation Chairman & Chief Executive Officer 25 years of operating, M&A and financing experience in the automotive and automotive-related sector President of Kensington Capital Partners Vice Chairman & President 35 years of operational, manufacturing and management experience within the automotive and automotive-related sector Former CEO of Nexteer Automotive and Chassix Chief Technology Officer 30 years of leadership, manufacturing, operational and technological experience with automotive supply chains Former President of Mopar and EVP of Chrysler Purchasing Chief Financial Officer 20 years of experience in investment banking, consulting, business development and operational management Co-Founder of The Motor Weekly newsletter

QuantumScape Fulfills Kensington’s Investment Objectives Investment Criteria North America-based automotive business valued at greater than $1.0 billion ü Leverages high-growth mega-trends of emerging technology proliferation ü Validated technical, commercial and financial capabilities based upon global automotive standards ü Valuation supported by fundamental analysis of profitability and comparable companies ü World-class management team and board with expertise in leading and running public companies ü Business enhanced by Kensington’s automotive experience to de-risk and accelerate commercial success ü

Appendix

Consolidated Balance Sheet (In Thousands, Except Share and per Share Amounts) Year Ended December 31 2019 2018 Assets Current Assets Cash and Cash Equivilants1 $22,822 $31.052 Marketable Securities 107,099 148,161 Prepaid Expenses and Other Current Assets 1,255 706 Total Current Asserts $131,176 $179,909 Property and Equipment, Net25,492 28,702 Right-of-use Lease Asset 12,94 – Other Assets 2,774 2,593 Total Assets $172,384 $211,214 Liabilities, redeemable convertible preferred stock and stockholders’ deficit Current Liabilities Accounts Payable 52 Note: Statements above are unaudited. Financials consistent with PCAOB audit standard. $3,409 and $3,368 as of 31-Dec-2019 and 2018, respectively, for joint venture. Par value of $0.0001 per Share; 49,073,189 and 49,073,189 shares authorized as of 31-Dec-2019 and 2018, respectively, 48,390,851 and 48,390,851 shares issued and outstanding with aggregate liquidation preference of $414,335 and $414,335 as of 31-Dec-2019 and 2018, respectively. $0.0001 par value; 128,000,000 shares authorized (81,000,000 class A and 47,000,000 class B); 11,229,241 and 11,075,476 class A and class B shares issued and outstanding at 31-Dec-2019 and 2018, respectively.

Consolidated Statements of Operations and Comprehensive Loss    (In Thousands, Except Share and per Share Amounts)   Year Ended December 31   2019 2018  Operating Expenses  Research and Development $45,944 $35,634  General and Administrative 9,874 9,768  Amortization of Intangible Assets – 51 Total Operating Expenses $55,818 $45,453 Loss from Operations $(55,818) $(45,453)  Other Income (Expense) Interest Expense $(94) $(1,520) Interest Income 3,608 2,127  Other Income 1,041 702 Total Other Income $4,555 $1,309  Net Loss $(51,263) $(44,144)  Net Income Attributable to Non-controlling Interest 20 5 Net Loss Attributable to Common Shareholders $(51,283) $(44,149)  Net Loss $(51,263) $(44,144)  Other Comprehensive Income (Loss):1 121 89 Total Comprehensive Loss $(51,142) $(44,055) Less: Comprehensive income attributable to Non-controlling Interest 20 5 Comprehensive Loss Attributable to Common Shareholders $(51,162) $(44,060)  Basic and Diluted Net Loss Per Share $(4.58) $(3.97) Basic and Diluted Weighted-Average Common Shares Outstanding 11,194,183 11,108,638 •Note: Statements above are unaudited. Financials consistent with PCAOB audit standard. (1) Unrealized Gain on Marketable Securities.

Consolidated Statements of Operations and Comprehensive Loss (In Thousands, Except Share and per Share Amounts) Year Ended December 31 2019 2018 Operating Expenses Research and Development $45,944 $35,634 General and Administrative 9,874 9,768 Amortization of Intangible Assets – 51 Total Operating Expenses $55,818 $45,453 Loss from Operations $(55,818) $(45,453) Other Income (Expense) Interest Expense $(94) $(1,520) Interest Income 3,608 2,127 Other Income 1,041 702 Total Other Income $4,555 $1,309 Net Loss $(51,263) $(44,144) Net Income Attributable to Non-controlling Interest 20 5 Net Loss Attributable to Common Shareholders $(51,283) $(44,149) Net Loss $(51,263) $(44,144) Other Comprehensive Income (Loss):1 121 89 Total Comprehensive Loss $(51,142) $(44,055) Less: Comprehensive income attributable to Non-controlling Interest 20 5 Comprehensive Loss Attributable to Common Shareholders $(51,162) $(44,060) Basic and Diluted Net Loss Per Share $(4.58) $(3.97) Basic and Diluted Weighted-Average Common Shares Outstanding 11,194,183 11,108,638  •Note: Statements above are unaudited. Financials consistent with PCAOB audit standard. (1) Unrealized Gain on Marketable Securities.